EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (the "Agreement") is entered into as of the 17TH day of February, 2004, between Zkid Network Company, a Nevada corporation (the "Company"), and Ron McIntyrel, an individual (hereinafter referred to as the "Consultant").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to retain the services of the Consultant; and

         WHEREAS, Consultant desires to work for the Company;

         ACCORDINGLY, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant, intending to be legally bound, hereby agree as follows:

     1. Fees and Expenses. Consultant will provide the Company with aid and assistance in business development and the general operations of the Company. Consultant will be directed by the Chief Executive Officer of the Company and shall provide services as and when desired by the Company.

          Consultant shall receive the following fees:

          Payment equal to $10,000 per month, which may be paid in Cash, free trading shares of the Company or any combination thereof.

     In addition to the foregoing, the Company shall pay for all of Consultant's reasonable business related expenses, which shall be reasonably be approved by the Company.

     2. Term and Termination of Agreement. The term of this Agreement is for one year and shall automatically be extended for one additional year unless otherwise terminated by either party with at least 4 weeks notice prior to the end of the one-year term. Either party may terminate this Agreement for cause at any time, provided that if the Company terminates this Agreement, Consultant that be paid for the remainder of the month, in any such month that Consultant's services are terminated, and that any shares in the Company issued to the Consultant shall be deemed earned at the time of the termination.

     3. Property of The Company. Any and all services performed by Consultant while employed by the Company shall be the sole property of The Company. This includes all work product of Consultant and all business contacts and relationships fostered by Consultant as a result of their relationship with The Company.

     4. Non-Competition. Except in the case that the Consultant's services are terminated in bad faith by the Company, Consultant shall be restricted from accepting engagements with another company that is directly involved in the same business as the Company for a period of six months from and after the date Consultant ceases to work for the Company.

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     5.   Non  Use of  Confidential  Corporate  Information.  Consultant  hereby agrees that from and after the termination of this Agreement, Consultant shall be prohibited from disclosing and implementing confidential Company information garnered during Consultant's tenure with the Company to any other individual or company. This does not restrict the right of the Consultant to provide services to another company in the casino industry as long as the Consultant does not disclose confidential information. Confidential information is defined as information proprietary to the Company such as detailed financial information, business strategy, proprietary technology or business plans that are specifically pertinent to the Company.

     6. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all references herein to either the Company or the Consultant shall be deemed to include any successor or successors, whether immediate or remote.

     7. Governing Law and Enforcement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois. This Agreement was executed, delivered and is to be performed in Northbrook, Illinois. Should any clause, sentence or section of this Agreement be judicially or administratively determined to be invalid, unenforceable or void by the laws of the State of Illinois or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding any other clause, sentence or section of this Agreement and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void, shall be deemed to have been deleted herefrom and all other clauses, sentences and sections shall have the same force and effect as if such invalid or unenforceable part or parts had never been included herein.

     8. Captions. The headings or captions of this Agreement have been included for ease of reference only and are not to be considered in the construction or interpretation of this Agreement or any section or clause contained herein or therein.

     9. Separate Agreements. This Agreement supercedes any prior agreements between the parties. Any amendments hereto shall be in writing as may be agreed to by the parties.


         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

ZKID NETWORK COMPANY

Signature:  /S/ Jon Darmstadter              Signature: /S/ Ron McIntyre
           ------------------------                     ------------------------
Title:     President
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Date:      02/17/04                          Date:      2/17/04
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